INTERCREDITOR AGREEMENT

This Intercreditor Agreement is made effective as of this _____ day of ___________, 200__, by and between Venture Lending & Leasing III, Inc., and Venture Lending & Leasing IV, Inc., both Maryland corporations (referred to herein jointly as "Lenders", and individually as a "Lender").

Recitals

A. Each Lender has entered into a separate Loan and Security Agreement of even date herewith (each, a "Loan Agreement") with ____________, a ________ corporation ("Borrower"), pursuant to which each Lender has agreed, severally and not jointly, to make secured, term loans to Borrower up to the amount of such Lender's Commitment. Pursuant to the Loan Agreements, Borrower has granted to each Lender a security interest in certain now owned and hereafter acquired personal property collateral described on Exhibit "A" to this Agreement, as such Exhibit may be amended or supplemented from time to time (the "Collateral"). Borrower has also executed or will execute one or more Uniform Commercial Code financing statements in favor of each Lender, which have been filed or will be filed with the Secretary of State of [jurisdiction of Borrower's incorporation] and in other jurisdictions or offices, and has executed or will execute such additional account control agreements, collateral assignments, pledge agreements, and mortgages as Lenders may request (collectively, with the Loan Agreements, the "Security Documents").

B. This Agreement sets forth certain rights and duties of the parties with respect to the Collateral, the parity of each Lender's security interest in the Collateral and the products and proceeds thereof, and other rights and obligations among the parties.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein the parties agree as follows:

1. Definitions. Unless otherwise defined herein, each capitalized term used in this Agreement has the meaning ascribed thereto in the Loan Agreements. "Pro Rata" means, as to any Lender at any time, the percentage equivalent at such time of such Lender's aggregate unpaid principal amount of Loans, divided by the combined aggregate unpaid principal amount of all Loans of both Lenders.

2. Priority of Security Interests. Notwithstanding any contrary priority established by (a) the filing dates of their respective financing statements, (b) the recording dates of any other security perfection documents, or (c) which Lender has possession of any of the Collateral, the parties agree that the Lien of each Lender in the Collateral perfected or to be perfected by such Lender's Security Documents shall be of equal rank and priority to the other Lender's Liens in the same Collateral, and the Lien of each Lender in the Collateral shall be deemed an undivided Pro Rata security interest in all items of Collateral. The equality in priority and pari passu nature of the Lenders' Liens specified in this Agreement are applicable irrespective of: the time or order of attachment or perfection of security interests; the time or order of filing of any Security Documents; or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests. This Agreement applies only to Liens held by Lenders to secure Loans and other advances made under the Loan Agreements.

3. Effect of Lender's Nonperfection. The agreement herein as to the equality in priority of Lenders' Liens is expressly conditioned upon the perfection and nonavoidability of the Lien of each Lender. If the Lien of any Lender is (i) determined by a court of competent jurisdiction to be avoidable for any reason, or (ii) such Lender fails to timely perfect its Lien with respect to all or any portion of the Collateral (or such perfection is not maintained without lapse) and as a result thereof the priority of such Lender's Lien becomes subordinate or junior to a perfected Lien in favor of a third party under the Uniform Commercial Code or other applicable law, (such Lender being referred to as an "Affected Lender"), then all losses by Affected Lender from the Collateral (a "Loss") resulting from such failure to timely perfect or maintain perfection or from such avoidability shall be borne solely by the Affected Lender. In the event of any dispute between the Lenders as to the amount of the Loss, the amount determined by the perfected Lender shall be presumed correct unless and until rebutted by competent evidence presented by the Affected Lender. The Affected Lender shall bear the burden of persuasion. Notwithstanding anything to the contrary in this Section 3, if both Lenders' Liens are perfected as to particular Collateral on the same day, then the agreement herein as to the equality in priority of their Liens shall apply to such Collateral.

4. Notices of Equal Priority. At the request of any Lender, each Security Document under the Loan Agreement naming an individual Lender as secured party, collateral assignee or mortgagee shall contain an unqualified statement in substantially the following form:

"The security interests of [one Lender] and its successors and assigns described herein are subject to a certain Intercreditor Agreement dated ___________, 200_, among Borrower, [Lender] and [the other Lender]."

Each Lender agrees to execute any and all financing statements, financing statement amendments, notices and other documents reasonably deemed necessary by any other Lender to establish and maintain the relative priority agreement made herein as a matter of public record. Any financing statement in favor of an individual Lender with respect to the Collateral shall include a statement substantially as follows:

"Secured Party's security interest in the collateral covered by this financing statement is subject to an Intercreditor Agreement dated __________, 200_, between Secured Party and [other Lender]."

5. Lender as Bailee. Each Lender agrees that any time it receives or otherwise is in possession of any Collateral, whether through foreclosure, bankruptcy, insolvency proceedings or otherwise, such Collateral and any proceeds thereof shall be received or held by such Lender as a bailee for the other Lender for purposes of: maintaining the perfection of Lenders' security interests in such Collateral; Pro Rata distribution between the Lenders; and application to their respective claims against Borrower as provided herein and in any other Loan Document.

6. Unanimity in Enforcement.

6.1 Lenders' Standstill. Without the prior written consent of the other Lender or its assignee, which consent shall not be withheld unreasonably (and which withholding shall be deemed unreasonable if it would prevent the other Lender or its assignee from taking action which such Lender, its assignee or its respective counsel deems commercially reasonable under the Uniform Commercial Code or other applicable law), no Lender or its assignee (the "Enforcing Lender") shall collect, take possession of, foreclose upon, or exercise any rights or remedies with respect to the Collateral or Borrower, judicially or non-judicially, in order to satisfy or collect any Obligations owed in connection with such Lender's Loan Agreement or attempt to do any of the foregoing. In any event, such consent shall be deemed given if such other Lender or its assignee has not objected in writing within 30 days after receipt of notice from the Enforcing Lender of its intention to take any such action. Except as expressly limited by this Section 6, each Lender (or its assignee) may unilaterally exercise any rights and remedies under its Loan Documents, including without limiting the generality of the foregoing, the cessation of any future Loans to Borrower and the acceleration of then outstanding Loans upon the occurrence of an Event of Default

6.2 Enforcement Action. Upon default and acceleration of the Loans by an Enforcing Lender under applicable provisions of its Loan Agreement, such Lender may, with the consent of the other Lender (as required under Section 6.1), proceed with the enforcement of Lenders' rights against the Collateral for the benefit of Lenders under the Loan Documents. Any repossession, sale or distribution of proceeds of Collateral shall be accomplished as required by this Agreement, the Loan Documents, and applicable law. Effective upon receipt of such consent, the Enforcing Lender is authorized to exercise all rights and remedies of Lenders under the Loan Documents (an "Enforcement Action"). Unless the Enforcing Lender shall request further guidance or consents, any direction by the other Lender to begin Enforcement Action shall only state that the Enforcing Lender shall begin enforcement, and shall not specify the manner in which enforcement should proceed. Once the Enforcing Lender receives an enforcement direction from the other Lender, all decisions as to how to proceed to enforce the Lenders' rights and remedies, including, without limitation, the methods and timing of proceeding, may be made by the Enforcing Lender in its good faith business judgment, with such consultation with other Lender as Enforcing Lender in its sole discretion deems reasonable under the circumstances. In the event of one or more foreclosure sales, Enforcing Lender shall have the right to credit bid on behalf of all Lenders in respect of their Loans and all other Obligations of Borrower under the Loan Documents.

6.3 Acquisition of Collateral. If Collateral is acquired by a Lender by foreclosure sale or otherwise, at the option of such Lender, title may be taken in the name of such Lender or in the name of a corporation affiliated with such Lender or other nominee designated by such Lender, in any case, for the ratable benefit of both Lenders subject to the terms of this Agreement. Each Lender shall consult with the other Lender as to the general operation and disposition of any Collateral for which title has been acquired through foreclosure or otherwise. Neither Lender shall withhold its consent unreasonably in matters and decisions by the other Lender relating to the management, operation, or repair of the Collateral so acquired.

6.4 Costs. The costs of repossession, sale, possession and management (including, without limitation, any costs of holding any Collateral the title to which is acquired by one Lender on behalf of the Lenders), and distribution shall be borne Pro Rata by Lenders until repaid by Borrower. Each Lender shall reimburse the other Lender, as applicable, for its Pro Rata share of all such costs promptly upon demand. Without limiting any obligations of one Lender to reimburse the other as contained herein, in the event of Borrower's failure to pay taxes, assessments, insurance premiums, claims against the Collateral or any other amount required to be paid by Borrower pursuant to any Loan Documents, either Lender may (but shall not be obligated to) advance amounts necessary to pay the same, and the other Lender agrees to reimburse such Lender promptly upon demand for its Pro Rata share of any such payments.

6.5 Monitoring of Collateral, Risks and Standard of Care. Whenever a Lender is acting as an Enforcing Lender it shall be acting for the other Lender for purposes of convenience in enforcing the rights and remedies of the Lenders arising after an Event of Default and, although such Enforcing Lender shall have the right, it shall have no obligation to inspect or monitor any Collateral or to determine whether any Default or Event of Default has occurred under the other Lender's Loan Documents. The Enforcing Lender shall not be responsible for the performance or observance of any term, covenant or condition on the part of Borrower under the other Lender's Loan Documents. Each Lender shall undertake such inspections or other monitoring of the Collateral and Borrower's observance of the terms of such Lender's Loan Documents as such Lender deems appropriate for its own purposes, and agrees that it shall not be relying upon the other Lender for the same.

6.6 Relationship of Lenders. Neither the making of their respective Commitments to Borrower, the execution of this Agreement, the Loan Agreements or the other Loan Documents, nor any agreement to share any proceeds or Collateral, nor any Lender acting as an Enforcing Lender is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the Lenders or the creation of any express, implied or constructive trust relationship between them. Lenders agree that neither is acting as a trustee for the other.

6.7 Lender Cooperation. If either Lender obtains possession of any Collateral (other than cash collateral received in payment of a Loan in the ordinary course), such Lender shall hold such Collateral for the Pro Rata benefit of both Lenders. Each Lender agrees to cooperate with each other Lender in its efforts to realize upon Collateral and to exercise the rights of Lenders under the Security Documents, including the execution of such instruments, powers of attorney or other documents as an Enforcing Lender may require to perform in such capacity.

6.8 Pro Rata Treatment. If at any time after the Loans shall have been declared due and payable pursuant to the terms of the Loan Agreements, either Lender shall obtain any payment (whether voluntary, involuntary, by foreclosure, by application of setoff, or otherwise) of any principal of or interest on its Loans in excess of its Pro Rata share of payments ("Excess Payment") received by both Lenders on principal of and interest on their Loans, then the Lender receiving such Excess Payment shall make payments ("Sharing Payments") to the other Lender as shall result in both Lenders receiving their Pro Rata share of payments; provided, however, that if all or any portion of the Excess Payment is thereafter recovered from the Lender who received it, then the Sharing Payments theretofore made by the Lender to the other Lender shall be rescinded and returned to the extent necessary so the Lenders shall have received the Pro Rata shares to which they are entitled under the Loan Agreements and this Agreement. References to "Pro Rata" in this Agreement shall mean "Pro Rata" after any adjustment required under this Section.

7. Demand for Satisfaction Deemed Given. By executing this Agreement, each Lender hereby demands of the other Lender satisfaction of its indebtedness, if such demand is required under Section 9615(a)(3) of the California Uniform Commercial Code. The rights and duties of Lenders in any foreclosure situation not addressed in this Agreement shall be determined by the provisions of applicable California law.

8. Consents Under Security Documents. Without the prior written consent of the other Lender, no Lender will consent to any material modification, supplement or waiver under any of the Security Documents, or release any Collateral or otherwise terminate any Lien under any of the Security Documents, except that no such consent shall be required to release any Lien covering property which is the subject of a disposition of property permitted under both of the Loan Agreements.

9. Other Indebtedness of Borrower to Either Lender. Lenders agree that the Security Documents and financing statements executed in connection therewith shall provide and perfect security interests and liens in the Collateral only to secure the Indebtedness of Borrower to Lenders as contemplated under the Loan Documents even though Borrower may be indebted to one or both Lenders on account of obligations existing prior to the execution of the Loan Documents; and each Lender agrees not to make, after the date of this Agreement, any secured loans to Borrower which are not contemplated by the Loan Agreements in their form as of the date hereof (without amendment or modification thereof) without the prior written consent of the other Lender. In addition, notwithstanding any provision of this Agreement to the contrary, this Agreement is not intended to affect the priority of either Lender's security interests in any specified items of Borrower's equipment which such Lender has financed prior to the date of such party's Loan Documents. In furtherance, and not by way of limitation, of the foregoing, such Lender will not share its priority position or any proceeds of such equipment collateral with any other Lender or any other party as a result of this Agreement.

10. General Provisions.

10.1  Binding Effect; Assigns. This Agreement shall be binding on and inure to the benefit of the parties' respective successors and assigns, each of whom shall have the right to assign and otherwise transfer all or any portion of this Agreement or the benefits thereof; provided, that neither party shall delegate or transfer any of its obligations or duties hereunder for any reason (except as collateral security for a Lender's obligations for borrowed money), without the prior written approval of the other party, which will not be unreasonably withheld.

10.2  Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all other agreements and understandings, oral or written.

10.3  Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be given in the manner set forth in the Loan Agreements.

10.4  Validity. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible, provided that no such severability of provisions shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.5  Governing Law; Captions. This Agreement shall in all respects be governed, interpreted and construed by the laws of the State of California. Captions where used herein are solely for convenience and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

10.6  Amendments. This Agreement (including any schedule or exhibit hereto) may be modified or amended only by a writing signed by both Lenders. Each Lender agrees that if the assignee of either Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, the written consent of such assignee, rather than of such assignor Lender, shall be required for any modification or amendment to this Agreement.

10.7  Attorneys' Fees. If the services of an attorney are engaged by any party to secure the payment or performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. The "prevailing party" shall be determined based upon an assessment by the court or arbitrator of which party's major arguments made or positions taken in the action or proceedings fairly could be said to have prevailed over the other party's major arguments or positions on major disputed issues in the decision or award. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the lower of 10% per annum or the maximum amount of interest allowed by law.

10.8  Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one and the same instrument.

10.9 No Third Party Benefit. This Agreement is not intended to and shall not confer upon any third party any rights or benefits, and is made solely for the benefit of Lenders.

10.10 Assignee Rights. Each Lender agrees that if the assignee of either Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, all rights (but not the obligations) of the assignor Lender under this Agreement shall thereafter be exercisable solely by such assignee except to the extent such assignee may otherwise consent in writing.

IN WITNESS WHEREOF, the parties have executed this Intercreditor Agreement as of the date first above written.
LENDERS:
VENTURE LENDING & LEASING III, INC.	VENTURE LENDING & LEASING IV, INC.
By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A

THE COLLATERAL

All Borrower's right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (i) all Records; and (j) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (collectively, the "Collateral").

All capitalized terms used in the definition of the Collateral shall have the following meanings:

"Account" means any "account," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

"Chattel Paper" means any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Copyrights" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now hold or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

"Deposit Accounts" means any "deposit accounts," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Documents" means any "documents," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Equipment" means any "equipment," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

"Fixtures" means any "fixtures," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"General Intangibles" means any "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

"Goods" means any "goods," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Instruments" means any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Intellectual Property" means all Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

"Inventory" means any "inventory," as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property first may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

"Investment Property" means any "investment property," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Letter of Credit Rights" means any "letter of credit rights," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

"License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

"Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Patents" means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

"Proceeds" means "proceeds," as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Receivables" means all of Borrower's Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

"Records" means all Borrower's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower's business and the Collateral.

"Rights to Payment" means all Borrower's accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

"Supporting Obligations" means any "supporting obligations," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"Trademarks" means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

"UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

Borrower's Acknowledgment of Intercreditor Agreement

The undersigned, as Borrower, has entered into two separate but like Loan and Security Agreements dated as of __________________ (each, a "Loan Agreement"), one with Venture Lending & Leasing II, Inc., and the other with Venture Lending & Leasing III, Inc., as lenders (each, a "Lender"), pursuant to which each Lender has agreed, severally and not jointly, to make secured loans to Borrower up to a certain committed amount.

Pursuant to the Loan Agreements, Borrower grants to each Lender a security interest in certain now owned and hereafter acquired personal property defined therein as "Collateral". Borrower has also executed or will execute one or more Uniform Commercial Code financing statements in favor of each Lender covering the Collateral.

The Lenders have represented to Borrower that the Lenders have entered into an Intercreditor Agreement which, among other things, establishes the parity of each Lender's security interest in the Collateral.

Borrower acknowledges that each Lender's security interests in the Collateral, as perfected or to be perfected by such Lender's Security Documents and financing statements, shall be of equal rank and priority to the other Lender's security interests in the same Collateral, and the security interest of each Lender in the Collateral is an undivided, pro rata security interest in all items of Collateral based upon the ratio of each Lender's aggregate unpaid principal amount of Loans, to the combined aggregate unpaid principal amount of all Loans of both Lenders.

Borrower further agrees that neither the Lenders' making of their respective Commitments to Borrower nor any agreement between them to share any proceeds or Collateral shall be construed as a partnership or joint venture between the Lenders or the creation of any trust relationship between them.

By:
Name:
Title:
Dated: